Exhibit 24

THE BANK OF KENTUCKY FINANCIAL CORPORATION

POWER OF ATTORNEY

The undersigned directors of The Bank of Kentucky Financial Corporation, a Kentucky corporation, hereby constitute and appoint Robert W. Zapp, President and CEO and Martin J. Gerrety, Executive Vice President and CFO, and each of them, individually, without the need to act jointly, as attorneys-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place, and stead of the undersigned, to sign and file with the United States Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and all exhibits thereto, and any and all amendments thereto, with full power and authority to do and perform any and all acts and things requisite and necessary to be done, hereby ratifying and approving the acts of such attorneys-in-fact or any such substitute or substitutes. This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of March 15, 2007.

/s/ Charles M. Berger	/s/ Rodney S. Cain
Charles M. Berger	Rodney S. Cain

/s/ R.C. Durr
Ruth Seligman-Doering	R.C. Durr

/s/ Harry J. Humpert	/s/ Barry G. Kienzle
Harry J. Humpert	Barry G. Kienzle

/s/ John F. Miracle, M. D.	/s/ Mary Sue Rudicill
John F. Miracle, M. D.	Mary Sue Rudicill

/s/ John P. Williams, Jr.	/s/ Herbert H. Works
John P. Williams, Jr.	Herbert H. Works

/s/ Robert W. Zapp
Robert W. Zapp